NEWS RELEASE
For Immediate Release

EMERITUS ANNOUNCES OPERATING RESULTS FOR
FIRST QUARTER 2013

SEATTLE, WA, May 2, 2013 - Emeritus Corporation (NYSE: ESC), a national provider of senior living services, today announced its first quarter 2013 results.

Operating Summary for First Quarter 2013 Compared to First Quarter 2012

•	Community and management fee revenue increased 43.5% to $463.5 million
•	Adjusted EBITDAR increased $34.2 million, or 38.3%, to $123.5 million
•	Adjusted CFFO per share grew 10.3% to $0.43
•	Total Portfolio Same Community (as defined below) average monthly revenue per occupied unit increased 2.9% to $4,007
•	Total Portfolio Same Community average occupancy improved 30 basis points to 86.3%

Granger Cobb, President and Chief Executive Officer, commented, “We achieved solid growth in our total portfolio of communities in the first quarter, with improvements in occupancy and rate.  We are very optimistic about the Emeritus growth profile as we expect to benefit from ongoing operating improvements and the embedded growth potential in our 482 communities, including the recently consolidated “HCP-133” communities. We are also pleased with the early integration of Nurse on Call home healthcare services into our Florida communities and the opportunity that it will provide in the coming years.”

2013 First Quarter Consolidated Results

Community and management fee revenues increased $140.5 million, or 43.5%, to $463.5 million in the first quarter of 2013, compared to $323.0 million in the first quarter of 2012.  The increase in revenues resulted primarily from the Company’s lease and ownership acquisition of 142 communities in the fourth quarter of 2012 and first quarter of 2013 that we previously managed for a joint venture (the  “Blackstone JV”).  The increase in revenues was also attributable to the Company’s fourth quarter 2012 acquisition of Nurse on Call, Inc.  Additionally, revenues for those consolidated communities that Emeritus has continuously operated since January 1, 2012 (“Consolidated Same Community”) increased $8.3 million in the first quarter of 2013, as a result of improved rate per unit.  As of March 31, 2013, the consolidated Emeritus portfolio consisted of 466 communities, of which 323 communities are included in the Company’s definition of Consolidated Same Community.

Total average monthly revenue per occupied unit for the consolidated portfolio was $4,012 in the first quarter of 2013 compared to $4,115 in the first quarter of 2012.  The consolidated rate decrease was attributable to the acquisition of the Blackstone JV communities, which have lower average rates than the legacy Emeritus communities.  In the first quarter of 2013, total average occupancy for the consolidated portfolio was 86.4% compared to 86.6% in the first quarter of 2012.  As a result of the Blackstone JV transaction, the Company added 133 leased communities and nine owned communities to its consolidated portfolio in the fourth quarter of 2012 and the first quarter of 2013; all but five of these communities have been managed by Emeritus since the second half of 2010.  For all communities continuously under Emeritus management since January 1, 2012 (“Total Portfolio Same Community”), monthly revenue per occupied unit increased 2.9% from the first quarter of 2012 to 2013, and average occupancy improved by 30 basis points over the same period.

Community and ancillary operating expenses were $323.7 million in the first quarter of 2013 compared to $213.5 million in the 2012 period.  The increase was due primarily to acquisition-related activities.  Community operating expenses in the Consolidated Same Community portfolio increased $8.4 million, or 4.0%, due to increases in professional liability insurance, facility maintenance, salaries and benefits, taxes and licenses, supplies, and other expenses.

Community and ancillary operating income grew $34.5 million, or 33.1%, to $139.0 million in the first quarter of 2013, compared to the first quarter of 2012.  Community and ancillary operating income margin was 30.0% in the 2013 first quarter compared to 32.9% in the 2012 period.  Total Portfolio Same Community operating margin was 32.4% in the 2013 first quarter, compared to 32.7% in the 2012 period.

Excluding noncash stock-based compensation expenses, senior living general and administrative expenses as a percent of total operated senior living community revenue were 5.0% in the first quarter of 2013, compared to 4.8% in the first quarter of 2012.  The increase primarily reflects increases in employee compensation and benefits as well as higher professional fees.

For the first quarter of 2013, Adjusted EBITDAR increased $34.2 million, or 38.3%, to $123.5 million, with the increase primarily driven by the increase in community operating income.  Adjusted CFFO per share increased 10.3% to $0.43 per share, compared to $0.39 per share in the first quarter of 2012.

2013 First Quarter Financing Activities

In February 2013, Nurse On Call entered into a $50 million credit facility with a syndicate of banks.  The loan has a four-year term with an initial interest rate equal to LIBOR plus 4.75%.  Principal payments of $1.875 million are due quarterly.

In March 2013, pursuant to an underwritten secondary public offering, certain Emeritus shareholders completed the sale of 7,973,600 shares of the Company’s common stock held by them.  In connection with the underwriter’s exercise of its over-allotment option, the Company sold 1,196,040 newly issued shares and received net cash proceeds of $31.3 million.

During the 2013 first quarter, the Company prepaid approximately $43 million of principal on notes payable to Health Care REIT, Inc.  The weighted average interest rate on the principal reductions was 9.1%.  During the second quarter of 2013, the Company intends to prepay $30 million of principal on notes payable to Ventas, Inc., which bears interest at 8.8%.

2013 Guidance Update

The Company provides guidance for the Company’s existing portfolio and excludes the impact from future acquisitions and dispositions.

The Company’s guidance for 2013 is as follows:
•	Community and management fee revenue in the range of $1.85 billion to $1.90 billion
•	Routine capital expenditures in the range of $28.0 million to $30.0 million
•	Senior living general and administrative expenses as a percent of total senior living operated revenue of approximately 4.9%, excluding non-cash stock-based compensation expenses
•	Adjusted CFFO in the range of $2.10 to $2.20 per share

Webcast and Conference Call

The Company will host a webcast and conference call on Thursday, May 2, 2013, at 5:00 P.M. Eastern Time to discuss its financial results for the first quarter of 2013.

The conference call will be webcast live over the internet from the Company’s web site at www.emeritus.com under the “Investors” section.  The conference call can also be accessed by dialing (877) 705-6003, or for international participants (201) 493-6725.  A replay of the conference call will be available after 8:00 P.M. Eastern Time on Thursday, May 2, 2013, until midnight Eastern Time on Thursday, May 9, 2013.  The dial-in numbers for the replay are (877) 870-5176 or, for international participants, (858) 384-5517.  To access the telephonic replay, enter the conference ID 412664.

Non-GAAP Financial Measures

Adjusted EBITDA/EBITDAR and CFFO are financial measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  The Company believes that these non-GAAP measures are useful in identifying trends in day-to-day performance because they exclude items that are of little or no significance to operations and provide indicators to management of progress in achieving optimal operating performance.  In addition, these measures are used by many research analysts and investors to evaluate the performance and the value of companies in the senior living industry.  The Company strongly urges you to review the reconciliation of net loss to Adjusted EBITDA/EBITDAR and the reconciliation of net cash provided by operating activities to CFFO, provided below, along with the Company’s consolidated balance sheets, statements of operations, and statements of cash flows.  The Company defines Adjusted EBITDA/EBITDAR and CFFO and provides other information about these non-GAAP measures in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013, to be filed with the Securities and Exchange Commission.

The table below shows the reconciliation of net loss to Adjusted EBITDA/EBITDAR for the three months ended March 31, 2013 and 2012 (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Net loss	$(39,665)	$(19,395)
Depreciation and amortization	45,218	32,570
Interest income	(110)	(104)
Interest expense	72,199	39,045
Net equity losses for unconsolidated joint ventures	12	392
Income tax provision	1,106	272
Amortization of above/below market rents	1,246	1,754
Amortization of deferred gains	(248)	(269)
Gain on early extinguishment of debt	(493)	–
Stock-based compensation	3,331	2,845
Change in fair value of derivative financial instruments	(5)	211
Deferred revenue	2,088	(299)
Deferred straight-line rent	216	1,202
Impairment of long-lived assets	–	2,135
Transaction costs	647	321
Self-insurance reserve adjustments	7,482	397
Adjusted EBITDA	93,024	61,077
Community lease expense, net	30,502	28,215
Adjusted EBITDAR	$123,526	$89,292

The following table shows the reconciliation of net cash provided by operating activities to CFFO, and CFFO as adjusted for transaction costs and self-insurance reserves related to prior years (in thousands):

	Three Months Ended
	March 31,
	2013	2012
Net cash provided by operating activities	$27,761	$26,192
Changes in operating assets and liabilities, net	(5,044)	(1,264)
Repayment of capital lease and financing obligations	(6,001)	(3,894)
Recurring capital expenditures	(5,661)	(4,455)
Distributions from unconsolidated joint ventures (1)	177	26
Cash From Facility Operations	11,232	16,605
Transaction costs	647	306
Self-insurance reserve adjustments, prior years	7,482	397
Adjusted Cash From Facility Operations	$19,361	$17,308

CFFO per share	$0.25	$0.37
Adjusted CFFO per share	0.43	0.39

(1)	Excludes distributions resulting from the Blackstone JV transaction, the sale of communities, and refinancing of debt.

Recurring capital expenditures are actual costs incurred to maintain the Company’s communities for their intended business purpose and exclude expenditures for community acquisitions, expenditures incurred in the months immediately following acquisition (and specifically excludes the $30.0 million capital commitment under the lease for the former Blackstone JV communities), new construction and expansions, ROI-designated projects, computer hardware and software, and vehicles.

For a more detailed understanding of Emeritus, please refer to the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2013, to be filed with the SEC, or visit the Company’s web site at www.emeritus.com to obtain copies.

About Emeritus

Emeritus Senior Living is the nation’s largest assisted living and memory care provider, with the ability to serve nearly 50,000 residents. Over 30,000 employees support more than 480 communities throughout 45 states coast to coast. Emeritus offers the spectrum of senior residential choices, care options and life enrichment programs that fulfill individual needs and promote purposeful living throughout the aging process. Its experts provide insights on senior living, care, wellness, brain health, caregiving and family topics at www.Emeritus.com, which also offers details on the organization’s services. Emeritus’ common stock is traded on the New York Stock Exchange under the symbol ESC.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:  A number of the matters and subject areas discussed in this report that are not historical or current facts deal with potential future circumstances, operations, and prospects.  The discussion of such matters and subject areas is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from our actual future experience as a result of such factors as: the effects of competition and economic conditions on the occupancy levels in our communities; our ability under current market conditions to maintain and increase our resident charges without adversely affecting occupancy levels; successfully integrating home health agency services into our senior living communities; uncertainties regarding government-reimbursement programs for our services; increases in interest costs as a result of refinancings; our ability to control community operation expenses without adversely affecting the level of occupancy and the level of resident charges; our ability to generate cash flow sufficient to service our debt and other fixed payment requirements;

our ability to find sources of financing and capital on satisfactory terms to meet our cash requirements to the extent that they are not met by operations, and uncertainties related to professional liability and workers’ compensation claims.  We have attempted to identify, in context, certain of the factors that we currently believe may cause actual future experience and results to differ from our current expectations regarding the relevant matter or subject area.  These and other risks and uncertainties are detailed in our reports filed with the Securities and Exchange Commission, including “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC.  The Company undertakes no obligation to update the information provided herein.

Contact:
Investor Relations
(206) 298-2909

Media Contacts:
Liz Brady
Liz.brady@icrinc.com
646-277-1226

Sari Martin
Sari.martin@icrinc.com
203-682-8345

EMERITUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share data)

ASSETS

	March 31,	December 31,
	2013	2012
Current Assets:
Cash and cash equivalents	$113,524	$59,795
Short-term investments	5,898	4,910
Trade accounts receivable, net of allowance of $7,871 and $7,179	55,101	53,138
Other receivables	24,217	28,533
Tax, insurance, and maintenance escrows	23,470	23,813
Prepaid insurance expense	23,314	24,297
Deferred tax asset	28,299	33,781
Other prepaid expenses and current assets	12,794	12,185
Total current assets	286,617	240,452
Investments in unconsolidated joint ventures	2,372	2,513
Property and equipment, net of accumulated depreciation of $577,386 and $533,710	4,016,169	4,011,884
Restricted deposits and escrows	54,131	50,671
Goodwill	186,224	186,756
Other intangible assets, net of accumulated amortization of $35,752 and $47,547	130,319	131,971
Other assets, net	33,839	36,503
Total assets	$4,709,671	$4,660,750

LIABILITIES, SHAREHOLDERS' EQUITY AND NONCONTROLLING INTEREST

Current Liabilities:
Current portion of long-term debt	$81,218	$49,381
Current portion of capital lease and financing obligations	27,369	25,736
Trade accounts payable	26,611	14,244
Accrued employee compensation and benefits	47,835	53,606
Accrued interest	8,517	8,467
Accrued real estate taxes	13,222	16,432
Accrued insurance liabilities	44,715	44,867
Other accrued expenses	32,083	30,291
Deferred revenue	24,505	22,417
Unearned rental income	26,808	30,552
Total current liabilities	332,883	295,993
Long-term debt obligations, less current portion	1,527,131	1,558,936
Capital lease and financing obligations, less current portion	2,432,282	2,384,857
Deferred gain on sale of communities	3,495	3,743
Deferred straight-line rent	64,136	63,920
Other long-term liabilities	127,944	128,472
Total liabilities	4,487,871	4,435,921
Redeemable noncontrolling interest	6,417	10,105
Commitments and contingencies
Shareholders' Equity and Noncontrolling Interest:
Preferred stock, $0.0001 par value. Authorized 20,000,000 shares, none issued	–	–
Common stock, $0.0001 par value. Authorized 100,000,000 shares, issued and
outstanding 47,364,944 and 45,814,988 shares	5	5
Additional paid-in capital	879,874	839,511
Accumulated deficit	(667,849)	(628,093)
Total Emeritus Corporation shareholders' equity	212,030	211,423
Noncontrolling interest	3,353	3,301
Total shareholders' equity	215,383	214,724
Total liabilities, shareholders' equity, and noncontrolling interest	$4,709,671	$4,660,750

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2013	2012
Revenues:
Community and ancillary services revenue	$462,719	$317,923
Management fees	785	5,056
Community and management fee revenue	463,504	322,979
Reimbursed costs incurred on behalf of managed communities	8,864	51,612
Total operating revenues	472,368	374,591

Expenses:
Community and ancillary operations	323,741	213,473
General and administrative	29,440	23,423
Transaction costs	647	306
Impairments of long-lived assets	–	2,135
Depreciation and amortization	45,218	32,570
Community leases	31,964	31,171
Costs incurred on behalf of managed communities	8,864	51,612
Total operating expenses	439,874	354,690
Operating income from continuing operations	32,494	19,901

Other income (expense):
Interest income	110	104
Interest expense	(72,199)	(39,045)
Change in fair value of derivative financial instruments	5	(211)
Net equity losses for unconsolidated joint ventures	(12)	(392)
Other, net	1,043	520
Net other expense	(71,053)	(39,024)

Loss from operations before income taxes	(38,559)	(19,123)
Provision for income taxes	(1,106)	(272)
Net loss	(39,665)	(19,395)
Net (income) loss attributable to the noncontrolling interests	(91)	14
Net loss attributable to Emeritus Corporation
common shareholders	$(39,756)	$(19,381)

Basic and diluted loss per common share attributable to
Emeritus Corporation common shareholders	$(0.88)	$(0.43)

Weighted average common shares outstanding	45,417	44,582

EMERITUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities:
Net loss	$(39,665)	$(19,395)
Adjustments to reconcile net loss to net cash provided by
operating activities:
Depreciation and amortization	45,218	32,570
Amortization of above/below market rents	1,246	1,754
Amortization of deferred gains	(248)	(269)
Gain on early extinguishment of debt	(493)	–
Impairments of long-lived assets	–	2,135
Amortization of loan fees	790	845
Allowance for doubtful receivables	2,172	2,308
Equity investment losses	12	392
Stock-based compensation	3,331	2,845
Change in fair value of derivative financial instruments	(5)	211
Deferred straight-line rent	216	1,202
Deferred revenue	2,088	(299)
Other	8,055	629
Change in other operating assets and liabilities	5,044	1,264
Net cash provided by operating activities	27,761	26,192

Cash flows from investing activities:
Acquisition of property and equipment	(15,907)	(6,277)
Other assets	(1,107)	(11)
Advances from (to) affiliates and other managed communities, net	1,273	(165)
Distributions from unconsolidated joint ventures, net	14,926	(678)
Net cash used in investing activities	(815)	(7,131)

Cash flows from financing activities:
Sale of stock, net	37,826	412
Distribution to redeemable noncontrolling interest	(3,726)	–
Increase in restricted deposits	(525)	(1,095)
Debt issuance and other financing costs	(819)	(180)
Proceeds from long-term borrowings and financings	50,000	–
Repayment of long-term borrowings and financings	(49,972)	(7,969)
Repayment of capital lease and financing obligations	(6,001)	(3,894)
Net cash provided by (used in) financing activities	26,783	(12,726)

Net increase in cash and cash equivalents	53,729	6,335
Cash and cash equivalents at the beginning of the period	59,795	43,670
Cash and cash equivalents at the end of the period	$113,524	$50,005

Emeritus Corporation
Cash Lease and Interest Expense
Three Months Ended March 31, 2013
(In thousands)

		Projected
	Actual	Range
	Q1-2013	Q2-2013
Facility lease expense - GAAP	$31,964	$32,000 – 33,000
Less:
Straight-line rents	(216)	(200) – (300)
Above/below market rents	(1,246)	(1,200) – (1,300)
Plus:
Capital lease interest	46,741	46,500 – 47,500
Capital lease interest - noncash	(7,845)	(8,000) – (8,500)
Capital lease principal	6,001	6,500 – 7,000
Facility lease expense - CASH	$75,399	$75,600 – 77,400

Interest expense - GAAP	$72,199	$72,000 – 73,500
Less:
Capital lease interest	(46,741)	(47,500) – (47,500)
Loan fee amortization and other	(852)	(500) – (700)
Interest expense - CASH	$24,606	$24,000 – 25,300

Depreciation - owned assets	$19,930	$19,000 – 19,500
Depreciation - capital leases	24,267	25,000 – 25,500
Amortization - intangible assets	1,021	1,500 – 2,000
Total depreciation and amortization	$45,218	$45,500 – 47,000

EMERITUS CORPORATION
Consolidated Supplemental Financial Information
For the Quarters Ended
(unaudited)
(Dollars in thousands, except non-financial and per-unit data)

Non-Financial Data:	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Average consolidated communities	328.0	327.3	325.3	414.3	462.7
Average available units	29,667	29,629	29,513	36,672	40,524
Average occupied units	25,694	25,603	25,719	31,842	35,007
Average occupancy	86.6%	86.4%	87.1%	86.8%	86.4%
Average monthly revenue per occupied unit	$4,115	$4,140	$4,189	$4,077	$4,012
Calendar days	91	91	92	92	90

Community and ancillary revenues:
Community revenues	$312,025	$313,555	$318,915	$385,888	$417,581
Move-in fees	5,816	5,816	5,753	5,503	5,503
Move-in incentives	(617)	(1,358)	(1,434)	(1,953)	(1,722)
Total community revenues	317,224	318,013	323,234	389,438	421,362
Ancillary revenues	699	615	640	20,156	41,357
Total community and ancillary revenues	317,923	318,628	323,874	409,594	462,719

Community operating expenses:
Salaries and wages - regular and overtime	98,236	97,850	99,334	119,305	127,713
Average daily salary and wages	$1,080	$1,075	$1,080	$1,297	$1,419
Average daily wages per occupied unit	$42.01	$42.00	$41.98	$40.73	$40.54

Payroll taxes and employee benefits	34,813	33,185	32,132	36,854	45,523
Percent of salaries and wages	35.4%	33.9%	32.3%	30.9%	35.6%

Prior year self-insurance reserve adjustments	397	1,849	190	3,560	7,482

Utilities	13,532	12,141	14,805	15,328	18,595
Average monthly cost per occupied unit	176	158	192	160	177

Facility maintenance and repairs	7,877	8,427	8,643	9,787	11,830
Average monthly cost per occupied unit	102	110	112	102	113

All other community operating expenses	58,333	59,762	61,277	75,365	81,140
Average monthly cost per occupied unit	757	778	794	789	773

Community operating expenses	213,188	213,214	216,381	260,199	292,283
Ancillary operating expenses	285	357	562	15,449	31,458
Total community and ancillary operating expenses	213,473	213,571	216,943	275,648	323,741

Community operating income	$104,036	$104,799	$106,853	$129,239	$129,079
Consolidated operating income	$104,450	$105,057	$106,931	$133,946	$138,978

Operating income margin - Communities	32.8%	33.0%	33.1%	33.2%	30.6%
Operating income margin - Consolidated	32.9%	33.0%	33.0%	32.7%	30.0%

EMERITUS CORPORATION
Selected Consolidated and Same Community Information For the Quarters Ended
(unaudited) (Community revenue and operating expense in thousands)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	Q1 2013
Consolidated:
Average consolidated communities	328.0	327.3	325.3	414.3	462.7
Community and ancillary revenue	$317,923	$318,628	$323,874	$409,594	$462,719
Community and ancillary operating expense	213,473	213,571	216,943	275,648	323,741
Average occupancy	86.6%	86.4%	87.1%	86.8%	86.4%
Average monthly revenue per unit	$4,115	$4,140	$4,189	$4,077	$4,012
Operating income margin	32.9%	33.0%	33.0%	32.7%	30.0%

Consolidated Same Community:
Average consolidated communities	323.0	323.0	323.0	323.0	323.0
Community revenue	$314,369	$315,682	$321,625	$323,289	$322,713
Community operating expense	210,304	208,989	215,118	211,869	218,657
Average occupancy	86.8%	86.5%	87.2%	87.0%	86.5%
Average monthly revenue per unit	$4,116	$4,144	$4,188	$4,218	$4,236
Operating income margin	33.1%	33.8%	33.1%	34.5%	32.2%

Total Portfolio Same Community:
Average consolidated communities	477.0	477.0	477.0	477.0	477.0
Community revenue	$420,603	$422,685	$430,674	$433,681	$434,225
Community operating expense	282,953	282,302	290,055	285,705	293,589
Average occupancy	86.0%	86.0%	86.7%	86.6%	86.3%
Average monthly revenue per unit	$3,895	$3,915	$3,958	$3,987	$4,007
Operating income margin	32.7%	33.2%	32.7%	34.1%	32.4%